CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our name under the captions "Financial Highlights" in the Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information in this Registration Statement (Form N-1A File No. 33-23966), and to the incorporation by reference of our report dated February 7, 1997 on the financial statements and financial highlights of The Park Avenue Portfolio.


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

New York, New York
October 29, 1997